EXHIBIT 10.1

U.S. Small Business Administration Unsecured NOTE “Note”

SBA Loan #	41834174-02
SBA Loan Name	N/A
Date	May 15, 2020
Loan Amount	$10,000,000.00
Interest Rate 1.00%
Borrower	Forbes Energy Services LLC
Operating Company	N/A
Lender	TEXAS CHAMPION BANK 6124 S. Staples, Corpus Christi, Texas 78413

1. PROMISE TO PAY:
In return for the Loan, Borrower promises to pay to the order of Lender the amount of Ten Million Dollars, interest on the unpaid principal balance, and all other amounts required by this Note.
2. DEFINITIONS:
“Collateral” means any property taken as security for payment of this Note or any guarantee of the Note. “Guarantor” means each person or entity that signs a guarantee of payment of this Note.
“Loan” means the loan evidenced by this Note.
“Loan Documents” means the documents related to this loan signed by Borrower and/or Guarantor. “SBA” means the Small Business Administration, an Agency of the United States of America.
“Unsecured” means this note is unsecured. All References to Collateral shall not be applicable to this loan.
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3. PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are: The interest rate is 1% per year.
Borrower must pay principal and interest payments of $562,774.99 every month beginning seven (7) months from the date of the note. Payments must be made on the 15th calendar day in the month they are due.
Loan Prepayment:
Notwithstanding any provision of this Note to the Contrary, Borrower may prepay this Note at any time without penalty.
All remaining principal and accrued interest is due and payable 2 years from the date of the Note.
Late Charge: If a payment of this Note is more than 10 days late, Lender may charge Borrower a late fee of up to 5% of the unpaid portion of the regularly scheduled payment.
4. DEFAULT:
Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower or Operating Company:
A.
Fails to do anything required by this Note and other Loan Documents: (i) with respect to payments, following a 10-day grace period, and (ii) with respect to all other requirements, following a 30-day grace period;

B.	Defaults on any other loan with Lender;
C.	Does not preserve, or account to Lender’s satisfaction for, any of the Collateral or its proceeds;
D.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;
E.	Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;
F.
Defaults on any loan or other indebtedness with another creditor with an aggregate principal amount in excess of $2,500,000, and such creditor has the right (following any grace period to cure such default) to accelerate such loan;

G.
Fails to pay any federal, state or other material taxes when due, unless: (i) such taxes are being properly contested in good faith by appropriate proceedings timely instituted and diligently pursued, and (ii) appropriate reserves in regard thereto have been established in accordance with GAAP;

H.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;
I.	Has a receiver or liquidator appointed for any substantial part of their business or property;
J.	Makes an assignment for the benefit of creditors;
K.
Reorganizes, merges, consolidates, or otherwise changes ownership resulting in any person (other than an existing equity owner) becoming the beneficial owner of 35% or more of Borrower’s equity without Lender’s prior written consent; or

L.
Becomes the subject of a civil or criminal action resulting in a monetary judgment in excess of the greater of the insurance coverage therefor and $1,000,000 or a nonmonetary judgment that could reasonably be expected to materially affect Borrower’s ability to pay this Note, which in each case remains undischarged, unvacated, unbounded or unstayed for a period of 60 days.

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5. LENDER’S RIGHTS IF THERE IS A DEFAULT:
Without notice or demand and without giving up any of its rights, Lender may:
A.	Require immediate payment of all amounts owing under this Note;
B.	Collect all amounts owing from any Borrower or Guarantor;
C.	File suit and obtain judgment;
D.	Take possession of any Collateral; or
E.	Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.
6. LENDER’S GENERAL POWERS:
Without notice and without Borrower ‘s consent, Lender may:
A.	Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses;
B.
Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney ‘sfees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

C.	Release anyone obligated to pay this Note;
D.	Compromise, release, renew, extend or substitute any of the Collateral; and
E.	Take any action necessary to protect the Collateral or collect amounts owing on this Note.
7. WHEN FEDERAL LAW APPLIES:
When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.
8. SUCCESSORS AND ASSIGNS:
Under this Note, Borrower and Operating Company include the successors of each, and Lender includes its successors and assigns.
9. GENERAL PROVISIONS:
A.	All individuals and entities signing this Note are jointly and severally liable.
B.	Borrower waives all suretyship defenses.
C.	Borrower must sign all documents necessary at any time to comply with the Loan Documents.
D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.
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E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.
F.	If any part of this Note is unenforceable, all other parts remain in effect.
G.
To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

10. ADDITIONAL PROVISIONS:
This loan was made under a United States Small Business Administration (SBA) nationwide program which uses tax dollars to assist small business owners.
Payment Protection Program: Loan Forgiveness. This loan has been made under the Small Business Administration Paycheck Protection Program (PPP). Up to the full amount of principal and accrued interest may qualify for forgiveness under the PPP. Any loan forgiveness is subject to the terms and any limitations under the PPP and will be granted at the sole discretion of the Small Business Administration. Lender’s right to enforce any default remedies including changes in interest rate are subject to the terms of the PPP.
Dishonored Item Fee: Borrower will pay a fee to Lender of $30.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.
Governing Law: This note will be governed by federal law applicable to Lender and, to the extent not preempted by federal laws, the laws of the State of Texas without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Texas.
Agreement to Use Electronic Documents. The Lender and Borrower(s) hereby (i)agree that for all purposes, including, without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation, electronic images (facsimile or PDF) of these documents signed by any party to this loan transaction shall have the same legal effect, validity, and enforceability as any paper original and (ii) waiver any argument, defense, or right to contest the validity or enforceability of these documents based solely on the lack of paper original copies, including with respect to any signatory pages thereto.
Borrower acknowledges receipt of a completed copy of this Note.
11. BORROWER’S NAME(S) AND SIGNATURE(S):
By signing below, each individual or entity becomes obligated under this Note as Borrower.
Forbes Energy Services LLC

/s/ L. Melvin Cooper
L. Melvin Cooper, Chief Financial Officer	May 15, 2020
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OMB Control No: 3245-0201
SBA Application / Loan No 41834174-02
U.S. Small Business Administration
RESOLUTION OF BOARD OF DIRECTORS OF
Forbes Energy Services 1,1,C
(1) RESOLVED, that the officers of Forbes Energy Services LLC (hereinafter referred to as “Organization”) named below, or any one of them, or their, or any one of their, duly elected or appointed successors in office, be and they are hereby authorized and empowered in the name and on behalf of this Organization to execute and deliver to the Small Business Administration, an agency of the Government of the United States of America (hereinafter called “SBA”), in the form required by SBA, the following documents:
(a) Application for a loan or loans, the total thereof not to exceed in principal amount $10,000,000.00, maturing upon such date or dates and bearing interest at such rate or rates as may be prescribed by SBA; (b) Applications for any renewals or extensions of all or any part of such loan or loans and of any other loans, heretofore or hereafter made by SBA to this Organization; (c) the Note or Notes of this Organization evidencing such loan or loans or any renewals or extensions thereof; and (d) any other Instruments or Agreements of this Organization which may be required by SBA in connection with such loans, renewals, and/or extensions; and that said officers in their discretion may accept any such loan or loans in installments and give one or more Notes of this Organization therefore, and may receive and endorse in the name of this Organization any checks or drafts representing such loan or loans or any such installments; (e) sign Guarantee of loan or loans in the principal amount of $10,000,000.00 to Forbes Energy Services LLC.
(2)
FURTHER RESOLVED, that the aforesaid officers or any one of them, or their duly elected or appointed successors in office, be and they are hereby authorized and empowered to do any acts, including but not limited to the mortgage, pledge, or hypothecation from time to time with SBA of any or all assets of this Organization to secure such loan or loans, renewals and extensions, and to execute in the name and on behalf of this Organization or otherwise, any Instruments or Agreements deemed necessary or proper by SBA, in respect of the collateral securing any indebtedness of this Organization;

(3)
FURTHER RESOLVED, that any indebtedness heretofore contracted and any Contracts or Agreements heretofore made with SBA on behalf of this Organization, and all acts of officers or agents of this Organization in connection with said indebtedness or said Contracts or Agreements, are hereby ratified and confirmed;

(4)	FURTHER RESOLVED, that the officers referred to in the foregoing resolutions are as follows:

L. Melvin Cooper	Chief Financial Officer	/s/ L. Melvin Cooper
(Signature)

FORBES ENERGY SERVICES LTD.,
as sole member
By: /s/ L. Melvin Cooper
Name  L. Melvin Cooper
Title: Chief Financial Officer

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FURTHER RESOLVED, that SBA is authorized to rely upon the aforesaid resolutions until receipt of written notice of any change.
CERTIFICATION
I HEREBY CERTIFY that the foregoing is a true and correct copy of a resolution unanimously approved in writing by the Board of Directors of Forbes Energy Services LLC on the 15th day of May, 2020, and that such resolution is duly recorded in the minute book of this corporation; that the officers named in said resolutions have been duly elected or appointed to, and are the present incumbents of, the respective offices set after their respective names; and that the signatures set opposite their respective names are their true and genuine signatures.
/s/ L. Melvin Cooper
L. Melvin Cooper, Chief Financial Officer
PLEASE NOTE: The estimated burden for completion of this foots is 5 minutes per rosp so You are not required to respond to this information collection unless it displays a currently valid OMB approval number. Comments an the burden should be sent to U.S. Small Business Administration, Chief, Administrative Information Branch, Washington. D.C. 20416, and Desk Officer for SBA, Office of Management and Budget, New Exec. Office Building, Room 10202. Washington, D. C. 20303. (3245-0201). PLEASE DO NOT SEND FORMS TO OMB.
SBA FORM 160 (7-05) Previous editions obsolete

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SBA Application / Loan No 41834174-02

BORROWER CERTIFICATION
In order to induce Texas Champion Bank, a State Bank, with an address of 6124 S. Staples, Corpus Christi, Texas 78413 (the "Lender") to make a loan guaranteed in part by the U.S. Small Business Administration ("SBA"), Loan Number 41834174-02 to Forbes Energy Services LLC, a Limited Liability Company, with its chief executive office located at 3000 S. Hwy 281, Alice, TX 78332 (the "Borrower"), the Borrower hereby certifies and agrees with the Lender as set forth in this Borrower's Certification. (1.) The SBA Loan is evidenced by that certain U.S. Small Business Administration Note, dated May 1 5, 2020 (the "SBA Note") by Borrower in favor of Lender. The SBA Note requires Borrower to give Lender prior notice of intent to prepay; (2) If Borrower defaults on the SBA Loan, SBA may be required to pay Lender pursuant to the Authorization and respecting SBA's guarantee of the SBA Loan. SBA may then seek recovery of these funds from Borrower. Under SBA regulations, l 3 CFR Part 101, Borrower may not claim or assert against SBA any immunities or defenses available under local law to defeat, modify or otherwise limit Borrower's obligation to repay to SBA any funds advanced by Lender to Borrower; and (3) Payments by SBA to Lender pursuant to the Authorization and respecting SBA's guarantee will not apply to the Loan account of Borrower, or diminish the indebtedness of Borrower under the SBA Note or the obligations of any personal guarantor of the Note. (4) If the small business defaults on the SBA-guaranteed loan and SBA suffers a loss, the names of the small business and the guarantors of the SBA-guaranteed loan will be referred for listing in the Credit Alert Verification Reporting System (CAIVRS) database, which may affect their eligibility for further financial assistance.
Lender Notice Regarding Event of Default. If the small business defaults on the SBA Loan and SBA suffers a loss, the names of the small business and the guarantors of the SBA Loan will be referred for listing in the CAIVRS database, which may affect their eligibility for further financial assistance.
Borrower hereby certifies that it will: (A) Reimbursable Expenses. Reimburse Lender for reasonable out-of-pocket expenses incurred in the making and administration of the SBA Loan. (B) Books, Records, and Reports. (1) Keep proper books of account; (2) Furnish additional financial statements or reports whenever Lender requests them; and (3) Allow Lender or SBA, at Borrower's expense, to: (a) Inspect and audit books, records and papers relating to Borrower's financial or business condition; (b) Inspect and appraise any of Borrower's assets; and (c) Allow all government authorities to furnish reports of examinations, or any records pertaining to Borrower, upon request by Lender or SBA.
American-made Products. To the extent practicable, purchase only American-made equipment and products with the proceeds of the SBA Loan.
Taxes. Pay all federal, state, and local taxes, including income, payroll, real estate and sales taxes of the business when they come due. Borrower warrants and represents that all information provided to Lender, including without limitation, all information regarding the Borrower's financial condition, is accurate to the best of its knowledge and that Borrower has not withheld any material information. Borrower acknowledges that for the purpose of this transaction. Lender is acting on behalf of SBA, an agency of the United States Government, except that SBA accepts no liability or responsibility for any wrongful act or omission by Lender. Borrower further acknowledges that any false statements to Lender can be considered a false statement to the federal government under 18 U.S.C. § 1001 and may subject the Borrower to criminal penalties and that Lender and SBA are relying upon the information submitted by the Borrower.
Borrower certifies that they have provided all information needed to support the PPP loan request; and agrees to provide any additional information required by the Bank or the Small Business Administration to support the loan under the Paycheck Protection Program (PPP).

Executed as of May 15, 2020

Forbes Energy Services LLC

/s/ L. Melvin Cooper
L. Melvin Cooper, Chief Financial Officer May 15,2020

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